VZQTR20FIN

Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 26, 2026	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com
Verizon Delivers Another Record-Breaking Quarter with 3Q 2026 Results Driven by Strong Postpaid Phone and Account Additions

Transformation Efforts Continue to Drive Growth and Profitability

Company Raises Full-Year Guidance for Third Consecutive Quarter

Verizon and Amazon Web Services (AWS) Expand Strategic Partnership with Landmark $2B+ AI Infrastructure Deal

3Q26 Key Highlights:

•Delivered 406,000 postpaid phone net additions, a more than 820.0 percent increase year-over-year, representing the strongest third-quarter performance in five years.
•Added 137,000 postpaid net accounts, marking the company's best performance in over a decade.
•Acquired nearly 1.7 million mobility and broadband subscribers in the first nine months of 2026, compared to 879,000 in the first nine months of 2025.
•Mobility and broadband service revenue of $23.5 billion grew 2.9 percent year-over-year, up sequentially and forecast to grow approximately 4.0 percent in fourth-quarter 2026.
•Cash flow from operating activities was $11.5 billion for the quarter, representing an increase of 2.2 percent year-over-year. This supported free cash flow¹ of $7.8 billion, up 12.1 percent year-over-year.
•Sharp focus on operational efficiency resulted in strong consolidated net income performance of $5.3 billion, up 5.2 percent year-over-year. This drove consolidated Adjusted EBITDA1 of $13.8 billion, up 8.0 percent year-over-year, which represents the highest quarterly result the company has ever reported.
•Earnings per share (EPS) was $1.25, up 6.8 percent year-over-year, driving Adjusted EPS¹ of $1.31, up 8.3 percent year-over-year.
•Raised full-year 2026 guidance for key metrics for the third consecutive quarter, including for postpaid phone net additions, Adjusted EPS¹, and free cash flow¹.

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•Signed an agreement valued at $2.0+ billion with AWS that establishes a commercial framework to scale distributed compute and meet the real-time demands of agentic and generative AI workloads.

NEW YORK, NY — Verizon Communications Inc. (NYSE, Nasdaq: VZ) today announced third-quarter 2026 results that set new company benchmarks. This performance highlights the momentum behind its multi-year transformation. Verizon delivered its strongest third-quarter postpaid phone net adds in five years, and its best quarterly net account growth in over a decade, alongside lower year-over-year churn. With these strong results and the underlying performance of the business, Verizon raised its full-year guidance for the third consecutive quarter.
"Verizon delivered another record-breaking quarter. One year into our transformation, Verizon is fundamentally stronger — operationally, financially, and competitively," said Dan Schulman, Verizon CEO. "By prioritizing customer-first offerings like Simplicity and our expanded loyalty program over heavy subsidies, we are winning loyal, high-value customers while expanding margins, reducing churn, and generating strong sustained cash flow. At the same time, technology leaders are choosing our fiber network to power the next generation of AI infrastructure. We are continuing to raise the bar and we are only one year into a multi-year growth story."
3Q 2026 Highlights
Mobility and Broadband
•Mobility and broadband service revenue reached approximately $23.5 billion, representing a 2.9 percent increase year-over-year, continuing a sequential improvement from 2.8 percent in second-quarter 2026 and 1.6 percent in first-quarter 2026.
•Reported total postpaid phone net additions of 406,000 in third-quarter 2026, a more than 820.0 percent increase year-over-year, marking the strongest third-quarter performance in five years.
•Delivered 137,000 postpaid net account additions, marking the best performance in over a decade.
•Overall postpaid phone churn improved 4 bps year-over-year to 0.94 percent, with Consumer postpaid phone churn also improving 4 bps to 0.87 percent. Promotional cost of acquisition decreased 41 percent year-over-year, and promotional cost of retention improved by 30 percent year-over-year.

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•Delivered 314,000 broadband net additions in third-quarter 2026. This includes total fixed wireless access net additions of 159,000 and 155,000 fiber broadband net additions.
•Verizon now maintains 17.4 million total broadband connections, with more than half of new fiber customers choosing 1-gigabit-plus download speeds.
•The company continues to anticipate total fiber passings to exceed 32 million by year-end, remaining on track toward a target of 40 to 50 million fiber passings over the medium term.

Consolidated Financial Results
•Total operating revenue was $34.3 billion, up 1.5 percent year-over-year. Mobility and broadband service revenue growth of 2.9 percent was offset by a 9.0 percent year-over-year decline in equipment revenue. This decline resulted primarily from significantly lower upgrade volumes, as the average time customers keep their mobile devices continues to increase, and the company’s strategic decision to reduce spending on device subsidies. It is another demonstration of Verizon’s more disciplined approach as the company structurally evolves its business model.
•In third-quarter 2026, Verizon had strong consolidated net income of $5.3 billion, a 5.2 percent increase year-over-year, and strong consolidated net income margin of 15.5 percent compared to 14.9 percent in third-quarter 2025.
•Consolidated Adjusted EBITDA1 grew 8.0 percent year-over-year to $13.8 billion, the highest the company ever reported.
•Consolidated Adjusted EBITDA margin1 grew from 37.8 to 40.2 percent year-over-year, the highest the company ever reported.
•EPS was $1.25 in third-quarter 2026, a 6.8 percent increase compared to $1.17 in third-quarter 2025; Adjusted EPS1, excluding special items, was $1.31 in third-quarter 2026, an 8.3 percent increase compared to $1.21 in third-quarter 2025.
•In third-quarter 2026, cash flow from operations was $11.5 billion, up 2.2 percent year-over-year. Free cash flow1 was $7.8 billion in third-quarter 2026, up 12.1 percent year-over-year.
•Cash flow from operations was $29.9 billion for the first nine months of the year, compared to $28.0 billion for the same period in 2025, representing a growth rate of nearly 7.0 percent. Free cash flow1 for the first nine months of the year was $18.0 billion, up 14.3 percent year-over-year.
•Capital expenditures were $11.9 billion for the first nine months of the year, reflecting sustained, disciplined investment to maintain network excellence and capture high-return expansion across mobility and broadband.
•Verizon's total unsecured debt as of the end of third-quarter 2026 was $136.1 billion, compared to $136.5 billion at the end of second-quarter 2026. The company's net unsecured debt1 at the end of third-quarter 2026 was $123.7 billion compared to $128.7 billion at the end of second-quarter 2026. At the end of third-quarter 2026, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 8.1 times and its net unsecured debt to consolidated Adjusted EBITDA ratio1 was 2.3 times.
•In the first nine months of the year, Verizon returned $12.8 billion of capital to shareholders, up 49.0 percent year-over-year. This includes dividend payments of $8.8 billion and share repurchases of $4.0 billion. The company continues to expect to repurchase up to $4.5 billion for the full year.

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Outlook and Guidance
Verizon does not provide a reconciliation for certain of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.

Given the strong third-quarter 2026 performance and continued operational momentum, Verizon is raising its full-year 2026 guidance as follows:

•Postpaid phone net additions: 1.1 million to 1.2 million, up from upper half of 750,000 to 1.0 million, representing an increase of more than three times compared to 2025.
•Adjusted EPS¹: $5.04 to $5.06, or 7.0 to 7.5 percent growth year-over-year, up from 6.0 to 7.0 percent.
•Cash flow from operations: 3.5 to 5.0 percent growth year-over-year, up from 2.0 to 4.0 percent.
•Free cash flow¹: expected to approach 12.0 percent growth year-over-year, up from 9.0 to 10.0 percent.
•Mobility and broadband service revenue: upper half of annual guidance of 2.5 to 3.0 percent growth, with approximately 4.0 percent growth in fourth-quarter 2026.

In addition, for 2026, Verizon continues to expect the following:

•Capital expenditures: $16.0 billion to $16.5 billion, inclusive of success-based investments for AI Connect.

1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $138.2 billion in 2025. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets,” "will" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which

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VZQTR20FIN
we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives, network performance and quality, and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; our ability to implement business transformation initiatives and achieve their anticipated benefits; system failures and disruptions to our networks and operations and any resulting financial, reputational or business impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; significant amount of outstanding debt; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to return capital to shareholders, including the amount, timing, and effect of share repurchases and dividends; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to obtain cost savings and other synergies and anticipated benefits of completed transactions within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	% Change	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25	% Change

Operating Revenues
Service revenues and other	$29,197	$28,202	3.5	$87,185	$84,538	3.1
Wireless equipment revenues	5,116	5,619	(9.0)	15,821	17,272	(8.4)
Total Operating Revenues	34,313	33,821	1.5	103,006	101,810	1.2

Operating Expenses
Cost of services	7,265	6,863	5.9	21,657	20,691	4.7
Cost of wireless equipment	5,823	6,483	(10.2)	18,188	19,596	(7.2)
Selling, general and administrative expense	7,480	7,752	(3.5)	24,095	23,438	2.8
Depreciation and amortization expense	5,095	4,618	10.3	14,995	13,830	8.4
Total Operating Expenses	25,663	25,716	(0.2)	78,935	77,555	1.8

Operating Income	8,650	8,105	6.7	24,071	24,255	(0.8)
Equity in earnings (losses) of unconsolidated businesses	(3)	(6)	(50.0)	46	(3)	*
Other income, net	120	92	30.4	633	292	*
Interest expense	(1,950)	(1,664)	17.2	(5,875)	(4,935)	19.0
Income Before Provision For Income Taxes	6,817	6,527	4.4	18,875	19,609	(3.7)
Provision for income taxes	(1,497)	(1,471)	1.8	(4,460)	(4,449)	0.2
Net Income	$5,320	$5,056	5.2	$14,415	$15,160	(4.9)

Net income attributable to noncontrolling interests	$122	$106	15.1	$337	$328	2.7
Net income attributable to Verizon	5,198	4,950	5.0	14,078	14,832	(5.1)
Net Income	$5,320	$5,056	5.2	$14,415	$15,160	(4.9)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.25	$1.17	6.8	$3.37	$3.51	(4.0)
Weighted-average shares outstanding (in millions)	4,157	4,228		4,176	4,225

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.25	$1.17	6.8	$3.37	$3.51	(4.0)
Weighted-average shares outstanding (in millions)	4,161	4,233		4,180	4,229
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/26	12/31/25	$ Change

Assets
Current assets
Cash and cash equivalents	$4,495	$19,048	$(14,553)
Accounts receivable	27,564	28,347	(783)
Less Allowance for credit losses	1,199	1,250	(51)
Accounts receivable, net	26,365	27,097	(732)
Inventories	2,775	2,441	334
Prepaid expenses and other	7,876	8,336	(460)
Total current assets	41,511	56,922	(15,411)

Property, plant and equipment	359,427	337,991	21,436
Less Accumulated depreciation	234,293	228,524	5,769
Property, plant and equipment, net	125,134	109,467	15,667
Investments in unconsolidated businesses	796	785	11
Wireless licenses	161,417	157,039	4,378
Goodwill	30,729	22,841	7,888
Other intangible assets, net	12,002	10,458	1,544
Operating lease right-of-use assets	22,680	23,498	(818)
Other assets	21,253	23,248	(1,995)
Total assets	$415,522	$404,258	$11,264

Liabilities and Equity
Current liabilities
Debt maturing within one year	$23,889	$18,618	$5,271
Accounts payable and accrued liabilities	22,018	24,981	(2,963)
Current operating lease liabilities	4,772	4,542	230
Other current liabilities	15,592	14,229	1,363
Total current liabilities	66,271	62,370	3,901

Long-term debt	142,344	139,532	2,812
Employee benefit obligations	11,533	11,099	434
Deferred income taxes	50,976	48,717	2,259
Non-current operating lease liabilities	17,963	18,951	(988)
Other liabilities	19,143	17,848	1,295
Total long-term liabilities	241,959	236,147	5,812

Equity
Common stock	429	429	—
Additional paid in capital	13,250	13,372	(122)
Retained earnings	99,995	94,744	5,251
Accumulated other comprehensive loss	(1,624)	(1,727)	103
Common stock in treasury, at cost	(6,802)	(3,255)	(3,547)
Deferred compensation – employee stock ownership plans and other	738	897	(159)
Noncontrolling interests	1,306	1,281	25
Total equity	107,292	105,741	1,551
Total liabilities and equity	$415,522	$404,258	$11,264

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/26		12/31/25

Total debt	$166,233		$158,150
Unsecured debt	$136,095		$131,083
Net unsecured debt(1)	$123,721		$110,053
Unsecured debt / Consolidated Net Income (LTM)	8.1	x	7.4	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.3	x	2.2	x
Common shares outstanding, end of period (in millions)	4,145		4,217
Total employees (‘000)(3)	93.3		89.9
Quarterly cash dividends declared per common share	$0.7075		$0.6900
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25	$ Change

Cash Flows from Operating Activities
Net Income	$14,415	$15,160	$(745)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,995	13,830	1,165
Employee retirement benefits	187	444	(257)
Deferred income taxes	2,113	1,809	304
Provision for expected credit losses	1,503	1,613	(110)
Equity in (earnings) losses of unconsolidated businesses, net of dividends received	(27)	41	(68)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,438)	(4,054)	616
Other, net	188	(820)	1,008
Net cash provided by operating activities	29,936	28,023	1,913

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(11,926)	(12,263)	337
Cash paid related to acquisitions of businesses, net of cash acquired	(9,480)	—	(9,480)
Acquisitions of wireless licenses	(4,384)	(340)	(4,044)
Other, net	319	923	(604)
Net cash used in investing activities	(25,471)	(11,680)	(13,791)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	13,658	3,952	9,706
Proceeds from asset-backed long-term borrowings	13,773	7,340	6,433
Repayments of long-term borrowings and finance lease obligations	(17,349)	(7,529)	(9,820)
Repayments of asset-backed long-term borrowings	(14,285)	(6,437)	(7,848)
Dividends paid	(8,804)	(8,569)	(235)
Purchase of common stock for treasury	(4,000)	—	(4,000)
Other, net	(1,893)	(1,579)	(314)
Net cash used in financing activities	(18,900)	(12,822)	(6,078)

Increase (decrease) in cash, cash equivalents and restricted cash	(14,435)	3,521	(17,956)
Cash, cash equivalents and restricted cash, beginning of period	19,499	4,635	14,864
Cash, cash equivalents and restricted cash, end of period	$5,064	$8,156	$(3,092)

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	% Change	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25	% Change

Operating Revenues
Mobility and broadband service(1)	$19,777	$19,096	3.6	$58,594	$56,899	3.0
Wireless equipment	4,277	4,766	(10.3)	13,279	14,667	(9.5)
Other(2)	2,378	2,243	6.0	7,254	6,805	6.6
Total Operating Revenues	26,432	26,105	1.3	79,127	78,371	1.0

Operating Expenses
Cost of services	4,980	4,635	7.4	14,728	13,790	6.8
Cost of wireless equipment	4,665	5,270	(11.5)	14,626	15,988	(8.5)
Selling, general and administrative expense	4,822	4,968	(2.9)	14,545	15,169	(4.1)
Depreciation and amortization expense	3,872	3,568	8.5	11,389	10,693	6.5
Total Operating Expenses	18,339	18,441	(0.6)	55,288	55,640	(0.6)

Operating Income	$8,093	$7,664	5.6	$23,839	$22,731	4.9
Operating Income Margin	30.6%	29.4%		30.1%	29.0%

Segment EBITDA(3)	$11,965	$11,232	6.5	$35,228	$33,424	5.4
Segment EBITDA Margin(3)	45.3%	43.0%		44.5%	42.6%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Consumer revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	% Change	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25	% Change

Operating Revenues
Mobility and broadband service(1)	$3,713	$3,743	(0.8)	$11,129	$11,193	(0.6)
Wireless equipment	839	853	(1.6)	2,542	2,605	(2.4)
Other(2)	2,471	2,247	10.0	7,637	7,020	8.8
Total Operating Revenues	7,023	6,843	2.6	21,308	20,818	2.4

Operating Expenses
Cost of services	2,091	1,985	5.3	6,231	6,199	0.5
Cost of wireless equipment	1,157	1,213	(4.6)	3,562	3,608	(1.3)
Selling, general and administrative expense	1,834	1,927	(4.8)	5,487	5,836	(6.0)
Depreciation and amortization expense	1,086	1,002	8.4	3,226	2,989	7.9
Total Operating Expenses	6,168	6,127	0.7	18,506	18,632	(0.7)

Operating Income	$855	$716	19.4	$2,802	$2,186	28.2
Operating Income Margin	12.2%	10.5%		13.1%	10.5%

Segment EBITDA(3)	$1,941	$1,718	13.0	$6,028	$5,175	16.5
Segment EBITDA Margin(3)	27.6%	25.1%		28.3%	24.9%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Business revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
In the second quarter of 2026, the net assets representing Verizon's international wireline connectivity and managed network services business were classified as assets and liabilities held for sale and moved from the Business segment to Corporate and other. Where applicable, historical segment results have been reclassified to conform to the current period presentation.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Total Operating Statistics

Unaudited				9/30/26	9/30/25	% Change

Connections (‘000)
Wireless retail				147,098	146,119	0.7
Wireless retail postpaid				126,831	125,913	0.7
Wireless retail postpaid phone				94,517	93,246	1.4
Wireless retail core prepaid(1)				19,337	19,062	1.4
Wireless retail core prepaid phone(1)				18,603	18,506	0.5

Fiber broadband				11,068	7,674	44.2
FWA broadband				6,369	5,391	18.1
Total broadband(2)				17,437	13,065	33.5

Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	% Change	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25	% Change

Net Additions Detail (‘000)
Wireless retail	166	2	*	273	114	*
Wireless retail postpaid	231	36	*	223	32	*
Wireless retail postpaid phone	406	44	*	645	(254)	*
Wireless retail core prepaid(1)	(12)	47	*	176	234	(24.8)
Wireless retail core prepaid phone(1)	(52)	14	*	42	148	(71.6)

Fiber broadband	155	61	*	437	138	*
FWA broadband	159	261	(39.1)	566	847	(33.2)
Total broadband(2)	314	322	(2.5)	1,003	985	1.8

Account Statistics
Wireless retail postpaid accounts (‘000)(3)				34,471	34,470	*
Wireless retail postpaid ARPA(4)	$168.08	$171.27	(1.9)	$167.49	$170.62	(1.8)
Wireless retail core prepaid ARPU(5)	$33.51	$32.70	2.5	$33.40	$32.40	3.1

Churn Detail
Wireless retail postpaid phone	0.94%	0.98%		0.94%	0.97%
Wireless retail core prepaid(1)	3.80%	3.73%		3.62%	3.60%

Wireless Retail Postpaid Connection Statistics
Upgrade rate	2.6%	3.3%

Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Total broadband excludes solutions provided over a traditional copper-based network.
(3) Statistic presented as of end of period.
(4) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to migration activity among different types of devices and plans, customer profile changes, product-related changes and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 6/30/26	3 Mos. Ended 3/31/26	3 Mos. Ended 12/31/25	3 Mos. Ended 9/30/25	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25

Consolidated Net Income	$5,320	$3,949	$5,146	$2,448	$5,056	$5,121	$4,983
Add:
Provision for income taxes	1,497	1,325	1,638	615	1,471	1,488	1,490
Interest expense(1)	1,950	1,985	1,940	1,759	1,664	1,639	1,632
Depreciation and amortization expense(2)	5,095	5,008	4,892	4,519	4,618	4,635	4,577
Consolidated EBITDA	$13,862	$12,267	$13,616	$9,341	$12,809	$12,883	$12,682

Add/(subtract):
Other (income) expense, net(3)	$(120)	$(36)	$(477)	$185	$(92)	$(79)	$(121)
Equity in (earnings) losses of unconsolidated businesses	3	(44)	(5)	(3)	6	3	(6)
Severance charges	—	397	—	1,715	—	—	—
Acquisition and integration related charges	57	135	261	39	52	—	—
Asset and business rationalization	—	258	—	583	—	—	—
Loss on disposition of business	—	746	—	—	—	—	—
	(60)	1,456	(221)	2,519	(34)	(76)	(127)
Consolidated Adjusted EBITDA	$13,802	$13,723	$13,395	$11,860	$12,775	$12,807	$12,555
Consolidated Operating Revenues	$34,313				$33,821
Consolidated Net Income Margin	15.5%				14.9%
Consolidated Adjusted EBITDA Margin	40.2%				37.8%
Consolidated Adjusted EBITDA - Year over year change %	8.0%
Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 9/30/26	12 Mos. Ended 12/31/25

Consolidated Net Income	$16,863	$17,608
Add:
Provision for income taxes	5,075	5,064
Interest expense(1)	7,634	6,694
Depreciation and amortization expense(2)	19,514	18,349
Consolidated EBITDA	$49,086	$47,715

Add/(subtract):
Other income, net(3)	$(448)	$(107)
Equity in (earnings) losses of unconsolidated businesses	(49)	—
Severance charges	2,112	1,715
Acquisition and integration related charges	492	91
Asset and business rationalization	841	583
Loss on disposition of business	746	—
	3,694	2,282
Consolidated Adjusted EBITDA	$52,780	$49,997

Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	9/30/26		6/30/26	12/31/25

Debt maturing within one year	$23,889		$21,783	$18,618
Long-term debt	142,344		143,448	139,532
Total Debt	166,233		165,231	158,150
Less: Secured debt	30,138		28,760	27,067
Unsecured Debt	136,095		136,471	131,083
Less: Equity credit for junior subordinated notes(1)	7,879		6,037	1,982
Less: Cash and cash equivalents	4,495		1,752	19,048
Net Unsecured Debt	$123,721		$128,682	$110,053
Consolidated Net Income (LTM)	$16,863			$17,608
Unsecured Debt to Consolidated Net Income Ratio	8.1	x		7.4	x
Consolidated Adjusted EBITDA (LTM)	$52,780			$49,997
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.3	x		2.2	x

Footnote:
(1) Represents a fifty percent equity credit related to junior subordinated notes outstanding.

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/26				3 Mos. Ended 9/30/25
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.25				$1.17
Amortization of acquisition-related intangible assets	$289	$(72)	$217	0.05	$189	$(48)	$141	0.03
Acquisition and integration related charges	57	(2)	55	0.01	52	—	52	0.01
	$346	$(74)	$272	$0.07	$241	$(48)	$193	$0.05
Adjusted EPS				$1.31				$1.21
Year over year change %				8.3%

Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25

Net Cash Provided by Operating Activities	$11,517	$11,266	$29,936	$28,023
Capital expenditures (including capitalized software)	(3,716)	(4,310)	(11,926)	(12,263)
Free Cash Flow	$7,801	$6,956	$18,010	$15,760
Year over year change %	12.1%		14.3%

Verizon Communications Inc.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Net Cash Provided by Operating Activities	$37,137	$36,912	$37,475	$37,141	$39,539	$41,768
Capital expenditures (including capitalized software)	(17,011)	(17,090)	(18,767)	(23,087)	(20,286)	(18,192)
Free Cash Flow	$20,126	$19,822	$18,708	$14,054	$19,253	$23,576

Free Cash Flow Forecast for Full Year 2026
(dollars in millions)
	Updated	Previous
Unaudited	Forecast	Forecast

Net Cash Provided by Operating Activities Forecast	$38,440 - 39,040	$37,940 - 38,640
Capital expenditures forecast (including capitalized software)	(16,000 - 16,500)	(16,000 - 16,500)
Free Cash Flow Forecast	$22,440 - 22,540	$21,940 - 22,140
Net Cash Provided by Operating Activities Growth Forecast %	3.5% - 5.1%	2.2% - 4.0%
Free Cash Flow Growth Forecast %	11.5% - 12.0%	9.0% - 10.0%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25

Operating Income	$8,093	$7,664	$23,839	$22,731
Add: Depreciation and amortization expense	3,872	3,568	11,389	10,693
Segment EBITDA	$11,965	$11,232	$35,228	$33,424
Year over year change %	6.5%		5.4%

Total operating revenues	$26,432	$26,105	$79,127	$78,371
Operating Income Margin	30.6%	29.4%	30.1%	29.0%
Segment EBITDA Margin	45.3%	43.0%	44.5%	42.6%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 9/30/26	3 Mos. Ended 9/30/25	9 Mos. Ended 9/30/26	9 Mos. Ended 9/30/25

Operating Income	$855	$716	$2,802	$2,186
Add: Depreciation and amortization expense	1,086	1,002	3,226	2,989
Segment EBITDA	$1,941	$1,718	$6,028	$5,175
Year over year change %	13.0%		16.5%

Total operating revenues	$7,023	$6,843	$21,308	$20,818
Operating Income Margin	12.2%	10.5%	13.1%	10.5%
Segment EBITDA Margin	27.6%	25.1%	28.3%	24.9%
Footnote:
In the second quarter of 2026, the net assets representing Verizon's international wireline connectivity and managed network services business were classified as assets and liabilities held for sale and moved from the Business segment to Corporate and other. Where applicable, historical segment results have been reclassified to conform to the current period presentation.